Exhibit 99.1

Unigene Provides Update Following Recent EMA Recommendation on
Calcitonin-Containing Medicines

-In response to recommendation regarding use of calcitonin-containing medicines, Company requesting access to safety data from relevant European products reviewed by CHMP-

July 26, 2012 – BOONTON, N.J. -- Unigene Laboratories, Inc. (OTCBB: UGNE) today announced it has contacted relevant commercial parties to request access to certain European calcitonin product related safety data submitted to the European Medicines Agency’s (EMA) Committee for Medicinal Products for Human Use (CHMP).  The Company understands that it was this data that led to the EMA’s recommendation issued on July 19, 2012, which suggests there is evidence of a small increased risk of cancer with long-term use of certain calcitonin medications commercially available in Europe, and calling for a curtailment in the usage of those products.

Ashleigh Palmer, Unigene’s President and CEO, stated, “We are extremely surprised by the EMA’s recent recommendation concerning certain products containing calcitonin, a therapeutic agent that has been approved for use in Europe since 1973.  It is important that we obtain and study the safety data for the specific European products that were reviewed by the CHMP to better understand the rationale behind the EMA’s conclusion.”

Unigene is currently evaluating the potential regulatory and commercial impact of the EMA recommendation on calcitonin-containing products currently marketed or under development by its licensees and partners, as well as the resulting financial impact on the Company’s future business operations.

The Company also reported that the results of the Phase 3 ORACAL trial demonstrating the safety and efficacy of Tarsa Therapeutics’ oral calcitonin in the treatment of postmenopausal osteoporosis were published yesterday in the Journal of Bone and Mineral Research*.  This trial was conducted by Tarsa under a licensing agreement that provides Tarsa with the exclusive development and worldwide commercialization rights, excluding China, to Unigene’s oral calcitonin product.  As previously reported in a presentation at the 2011 American Society of Bone and Mineral Research (ASBMR) Annual Meeting, the ORACAL study showed that Tarsa’s oral calcitonin demonstrated statistically superior increases compared to placebo on the primacy efficacy endpoint of bone mineral density at the lumbar spine.  Tarsa’s oral calcitonin also demonstrated superiority on this efficacy endpoint as compared to commercially available nasal salmon calcitonin spray at week 48 of the study.  The ORACAL safety database of 565 women, treated for up to a year, showed that adverse events were generally mild to moderate and were similar in the patients receiving oral calcitonin or placebo.

Palmer emphasized, “The EMA’s recommendation is with respect to certain calcitonin medications marketed in Europe and has no connection whatsoever with the safety or performance of Unigene’s Peptelligence™ drug delivery and recombinant manufacturing technology.   Unigene remains focused on its strategic intent and, in particular, the deployment of its distinctive core competence in oral peptide drug delivery and formulation.  Unigene’s proprietary Peptelligence™ technology includes the only oral peptide drug delivery platform to have successfully concluded Phase 3 clinical testing and continues to attract partners to Unigene Biotechnologies’ steadily growing portfolio of 13 peptide oral drug delivery programs.  Peptelligence™ is also facilitating the ongoing development and partnering of our proprietary Phase 2 proof-of-concept oral PTH analog and our earlier stage pipeline of novel, custom-designed therapeutic peptides targeting high market value metabolic diseases.  In particular, we believe the opportunity for Unigene’s proprietary oral therapeutic peptide, UGP281, being developed for obesity, has significantly increased with the FDA’s recent marketing approval of products like Qsymia™ (phentermine/topiramate) and Belviq™ (lorcaserin).”

* A Phase 3 Trial of the Efficacy and Safety of Oral Recombinant Calcitonin: The Oral Calcitonin in
Postmenopausal Osteoporosis (ORACAL) Trial, N Binkley, M Bolognese, A Sidorowicz-Bialynicka , T Vally, R Trout, C Miller, C E Buben, J P Gilligan, and DS Krause, Journal of Bone and Mineral Research, Vol. 27, No. 8, August 2012.

About Unigene Laboratories, Inc.
Unigene Laboratories, Inc. is a leader in the design, delivery, manufacture and development of peptide-based therapeutics. The Company is building a robust portfolio of proprietary partnerships in this expanding drug class based on its Peptelligence™ platform. Peptelligence™ encompasses extensive intellectual property covering peptide drug delivery and manufacturing technologies, unsurpassed research and development expertise, and proprietary know-how representing a genuine distinctive competence. Core Peptelligence™ assets include proprietary oral and nasal peptide drug delivery technologies, and proprietary, high-yield, scalable and reproducible E. coli-based manufacturing technologies.

Safe Harbor statements under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements, including statements relating to the potential impact of the EMA recommendation on Unigene’s calcitonin related products, finances and ongoing business operations, obtaining, studying and understanding CHMP safety data; attracting partners to Unigene's portfolio of oral drug delivery programs; the growth of that portfolio; and the future development, partnering and other opportunities related to or resulting from Unigene’s Peptelligence™ platform. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various risk factors. These known and unknown risk factors include, but are not limited to: our ability to continue as a going concern, the sufficiency of our cash flow to fund operations, our ability to satisfy our outstanding debt obligations our ability to cut expenses and maintain efficiencies, our ability to enter into new financing arrangements, changes in, or the failure to comply with, governmental regulations or recommendations, the delay in obtaining or the failure to obtain regulatory approvals for our products and the products of our licensees that may generate royalty and milestone payments to us, our ability to achieve product sales and royalties, competition, our dependence on other companies to commercialize, manufacture and sell products using our technologies and our ability to enter into favorable new agreements with such companies,  the ability of our products to gain market acceptance and increase market share, the uncertainty of results of animal and human testing, the risk of product liability and liability for human clinical trials, our dependence on patents and other proprietary rights and the risks associated with patent litigation, dependence on key management officials, the availability and cost of capital, the availability of qualified personnel, general economic and business conditions, our history of losses and ability to achieve profitability, litigation and other risk factors discussed in our Securities and Exchange Commission ("SEC") filings, including our annual report on Form 10-K and our quarterly reports on Form 10-Q. Words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "potential," "continue," and variations of these words (or negatives of these words) or similar expressions, are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements. In addition, any statements that refer to expectations, projections, contingencies, goals, targets or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements and are not statements of historical fact. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements after the date of this release.

Investor Contact:
Unigene Laboratories, Inc.
Jenene Thomas
VP, Investor Relations and Business Administration
973-265-1107
jthomas@unigene.com

Media Contact:
Tiberend Strategic Advisors, Inc.
Jason Rando / Andrew Mielach
212-827-0020
jrando@tiberend.com  / amielach@tiberend.com

SOURCE:  Unigene Laboratories, Inc.

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